POWER OF ATTORNEY


	The undersigned hereby makes, constitutes and appoints each of Martin M. Cohen,
Tara Giannone, Jill Chesler Schwartz, and Melissa Bybee to act severally and not jointly, as her true and lawful agents and attorneys-in-fact, with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to request electronic filing codes from the
Securities and Exchange Commission (the "SEC") by filing the Form ID Uniform
Application for Access Codes to File on EDGAR and to make any and all required or voluntary filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulation thereunder, with the SEC, and any and all applicable stock exchanges, Morgan
Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley.  This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan
Stanley.

	IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 7 day of November, 2014.

                                            By: /s/ Judith A. Miscik
                                                --------------------------
                                                  Judith A. Miscik